CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Six Circles Trust of our report dated June 28, 2018, relating to the financial statements of Six Circles Ultra Short Duration Fund, Six Circles Tax Aware Ultra Short Duration Fund, Six Circles U.S. Unconstrained Equity Fund and Six Circles International Unconstrained Equity Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 2, 2018